UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2007

ALLIED NEVADA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9604 Prototype Court, Reno, NV	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

7961 Shaffer Parkway, Suite 5, Littleton, CO 80127
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 5, 2007, Allied Nevada Gold Corp. (the “Company”) issued a press release announcing, among other things, the election of John W. Ivany, D. Bruce Sinclair and Robert Wardell to the Board of Directors of the Company and Robert Buchan as Executive Chairman of the Board of Directors.  This information was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2007.  The press release is furnished as Exhibit 99.1 and is attached hereto.

On July 12, 2007, the Company issued a press release announcing certain changes to its proposed non-brokered private placement (the “Financing”), previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2007.  These changes include (a) an increase in the number of units to be issued in connection with the Financing from 3,260,870 to 3,696,000, and (b) an increase in the anticipated gross proceeds from the Financing from CDN$15 million to CDN$17 million.  In addition, the Company announced that certain of its executive officers and directors had subscribed for approximately CDN$6,435,400 of the units offered in the Financing, with Robert Buchan, the Company’s Executive Chairman, subscribing for approximately CDN$4,002,000 of this amount.  The press release is furnished as Exhibit 99.2 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1            Press Release of Allied Nevada Gold Corp., dated July 5, 2007.

Exhibit 99.2            Press Release of Allied Nevada Gold Corp., dated July 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

	By:	/s/ Scott A. Caldwell
Scott A. Caldwell
President and Chief Executive Officer

Date: July 12, 2007